Exhibit 99.1

Investar Bank, National Association Expands its Texas Footprint by Acquiring Branch Operations from PlainsCapital Bank
BATON ROUGE, La., February, 21, 2020 (GLOBE NEWSWIRE) -- Investar Holding Corporation (Nasdaq:ISTR) (“Investar”), announced today that its wholly-owned subsidiary, Investar Bank, National Association, Baton Rouge, Louisiana (“Investar Bank”), completed its previously announced acquisition and assumption of certain assets, deposits and other liabilities associated with the Alice, Texas and Victoria, Texas locations of PlainsCapital Bank, a wholly-owned subsidiary of Hilltop Holdings Inc.

In connection with the acquisition, which was completed on February 21, 2020, Investar Bank acquired approximately $46 million in loans and approximately $37 million in customer deposits. In addition, Investar Bank acquired substantially all the fixed assets at the branch locations, and assumed the leases for the branch facilities.
“We are excited for the opportunity to welcome these new Texas customers to Investar Bank, as we strengthen our franchise and expand services into these two additional Texas communities,” said Investar’s President and Chief Executive Officer, John D’Angelo. “We believe these branches will complement our recent entry into Texas, allowing us to strategically expand our Texas footprint while adding new loan customers and low-cost deposits.”
About Investar
Investar Holding Corporation, headquartered in Baton Rouge, Louisiana, provides full banking services, excluding trust services, through its wholly-owned banking subsidiary, Investar Bank, National Association. Investar Bank had total assets of approximately $2.1 billion as of December 31, 2019 and currently operates 30 branches, including two branches acquired on February 21, 2020, serving south Louisiana, southeast Texas, and southwest Alabama markets.
Forward-Looking Statements
This press release may include forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and assumptions about our business that are subject to a variety of risks and uncertainties that could cause the actual results to differ materially from those described in this press release. You should not rely on forward-looking statements as a prediction of future events.
Additional information regarding factors that could cause actual results to differ materially from those discussed in any forward-looking statements are described in reports and registration statements we file with the SEC, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, copies of which are available on the Investar internet website http://www.InvestarBank.com.
We disclaim any obligation to update any forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based except as required by law.

Contact:
Investar Holding Corporation
Chris Hufft
Chief Financial Officer
(225) 227-2215
Chris.Hufft@investarbank.com